SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2005

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-10307	74-0704500
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

ONE IMPERIAL SQUARE
P. O. BOX 9
SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 13, 2005, Imperial Sugar Company issued a press release announcing that its Board of Directors had unanimously rejected Schultze Asset Management, LLC’s (“Schultze”) most recent unsolicited proposal to acquire control of the Company. The most recent proposal, set forth in a letter to the Board of Directors dated September 8, 2005, provides that, for $10.50 per share in cash, Schultze will acquire that number of shares that will increase its ownership to 79.9% of the outstanding shares of the Company’s capital stock. The letter also states that the new proposal remains subject to further due diligence by Schultze.

The Board, after meeting with its financial and legal advisors, unanimously determined that the $10.50 per share price was grossly inadequate. In addition, the Board also determined that Schultze’s proposal was unacceptable because it sought to acquire control without providing full value to all shareholders.

The press release, dated September 13, 2005, is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press release issued by Imperial Sugar Company dated September 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: September 13, 2005	By:	/s/ H. P. Mechler
H. P. Mechler Senior Vice President and Chief Financial Officer